UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2023 (June 26, 2023)

Ispire Technology Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41680	84-5106049
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS Employer Identification No.)

19700 Magellan Drive

Los Angeles, CA 90502

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (310) 742-9975

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ISPR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Item 3.02 Unregistered Sales of Equity Securities.

On June 26, 2023, Ispire Technology Inc., a Delaware corporation (the “Company”), entered into agreements (collectively, “Purchase Agreements”) dated June 26, 2023 with three investors pursuant to which the investors purchased from the Company in a private placement (the “Private Placement”) an aggregate of 1,117,420 shares (“Shares”) of the Company’s common stock, par value $0.0001 per share, at a purchase price of $7.1318 per Share. The gross proceeds to the Company, before deducting placement agent fees and other offering expenses, are approximately $7,969,221. The Private Placement closed on June 26, 2023.

The Purchase Agreements include registration rights provisions obligating the Company to file within 45 days from the closing (the “Closing”) of the Private Placement a registration statement on Form S-1 with the Securities and Exchange Commission covering the sale by the Purchasers of the Shares issued in the Private Placement and to use commercially reasonable efforts to have such registration statement declared effective within 100 days from the Closing.

The Purchase Agreements include standard representations, warranties and covenants of the Company and respective Purchasers.

The Company intends to use the net proceeds from the Private Placement for working capital and general corporate purposes, which may include, but not be limited to, the development of manufacturing operations in Vietnam and California, research and development activities, and marketing and promotion.

The foregoing description of the Purchase Agreements does not purport to be complete and is qualified by reference to the full text of the form of such agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

The issuance of the Shares was exempt from registration (i) pursuant to Section 4(a)(2) under the Securities Act with respect to 490,759 shares issued to one United States investor and (ii) pursuant to Regulation S of the Securities Act with respect to 626,661 shares issued to two investors who are not US Persons.

US Tiger Securities Inc. (“US Tiger”), who was the managing underwriter of the Company’s initial public offering in April 2023, acted as the exclusive placement agent for the Private Placement, with TFI Securities and Futures Limited acting as a selling group member. US Tiger is entitled to receive a fee of $478,153 for serving as exclusive placement agent.

Item 8.01 Other Information.

On June 26, 2023, the Company issued a press release announcing the Private Placement. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit
10.1	Form of Subscription Agreement dated June 26, 2023 between the Company and the Purchasers in the Private Placement.
99.1	Press release, dated June 26, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ispire Technology Inc.

	By:	/s/ Michael Wang
		Name:	Michael Wang
		Title:	Chief Financial Officer

Dated: June 27, 2023

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